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                                                                    Exhibit 10.8

                      CORPORATE CHANGE OF CONTROL AGREEMENT
                       EXECUTIVE TERMINATION OF EMPLOYMENT

     This Agreement, dated as of ______________ between CommVault Systems, Inc. (the "Company"), a Delaware corporation with offices located at 2 Crescent Place, Oceanport, New Jersey 07757 and ____________ (the "Executive"), an individual residing ________________________________.

     WHEREAS, the achievements of the Company to date are attributable, in part, to the contributions and efforts of the Executive;

     WHEREAS, the Board recognizes that the continued services of Executive are an essential component of maximizing the value of the Company and in completing certain potential transactions involving a change in control;

     NOW, THEREFORE, in consideration for the mutual promises contained herein and to induce the Executive to remain in the employ of the Company, the parties hereto do hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

(a) "Change in Control" shall mean (i) the acquisition by any person, entity or group of persons or entities, other than the DLJ Entities and their affiliates (including investors in the DLJ Entities) directly or indirectly, acting in concert of securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, whether acquired in one transaction or a series of transactions, (ii) a merger, consolidation or similar transaction which results in the Company's shareholders immediately prior to such transaction not holding securities representing fifty percent (50%) or more of the total voting power of the outstanding securities of the surviving corporation or (iii) a sale of all or substantially all of the Company's assets (other than to an entity owned by the Company or under common ownership with the Company). Notwithstanding the foregoing, Change in Control shall not be deemed any change due to a public offering or any transfer of publicly traded securities.

(b) "Disability" shall mean Executive's inability to perform material duties and responsibilities due to the same or related physical or mental reasons for more than one hundred and eighty (180) consecutive days in any twelve
     (12) month period.

(c) "DLJ Entity" means each of DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Capital VI, L.P., Sprout CEO Fund L.P., and, to the extent any of such entities shall have transferred any of their common stock to any Permitted Transferees (as defined in that certain Stockholders Agreement dated May 22, 1996 among the DLJ Entities, the Company and others.)

(d) "For Cause" means a termination by the Company effected by a written notice of termination For Cause as a result of Executive's: (i) willful misconduct with regard to the Company or its business, assets or employees; (ii) refusal to follow the proper written direction of the Board of Directors of the Company (the "Board") or a more senior officer of the Company, provided that the foregoing refusal shall not be "For Cause" if in good faith Executive believes that such direction is illegal, unethical or immoral and Executive promptly so notifies the Board or the more senior officer (whichever is applicable); (iii) conviction of (or pleading of nolo contendere to) a felony (other than a traffic violation); (iv) breach of any fiduciary duty owed to the Company or any affiliate; or (v) dishonesty, misappropriation or fraud with regard to the Company (other than good faith expense account disputes).

(e) "For Good Reason" means a termination of employment by Executive effected by written notice of termination given within sixty (60) days after the occurrence of any of the following events: (i) any material diminution of Executive's positions, duties, responsibilities or scope of duties or responsibilities; (ii) a material diminution in the total compensation (i.e. salary, bonus and benefits) provided by the Company to Executive; or
     (iii) a material relocation by the Company of Executive's principal office from the location of such office at the time of the Change in Control.

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(f)  "Options" shall mean any options to acquire securities of the Company now or hereafter held by Executive.

(g) "Severance Compensation" shall mean an amount equal to one (1) times the gross amount of the Executive's annual base salary as in effect immediately prior to the Change in Control.

2. TERMINATION AFTER CHANGE IN CONTROL. The Executive shall be entitled to the following benefits in the event a Change in Control shall occur and the Executive's employment is terminated by the Company other than For Cause (other than a termination resulting from a Disability) or the Executive terminates its employment with the Company For Good Reason.

     A. Acceleration of Options. Notwithstanding anything to the contrary contained in (a) any option or similar agreement between Executive and the Company or (b) any stock option plan of the Company (including the Company's 1996 Stock Option Plan), in the event that a Change in Control shall occur and Executive's employment is terminated by the Company other than For Cause (other than a termination resulting from a Disability) or the Executive terminates its employment with the Company For Good Reason: (i) all Options held by Executive shall become immediately exercisable notwithstanding any vesting provision or service requirement previously applicable to the Option; (ii) in the event that the Change of Control involves a merger, consolidation or similar transaction or a sale of all or substantially all of the Company's assets, the Company shall provide adequate written notice and make adequate provision so that Executive shall have the opportunity to exercise Options prior to the effective date of the transaction; and, (iii) without duplication of (i) or (ii) above the Company shall arrange for the surviving or acquiring entity to grant to Executive substitute options to purchase securities of the surviving or acquiring entity in exchange for Executive's Options. The underlying securities of such substitute options shall have a fair market value equal to the fair market value of the securities subject to the Options (as determined by reference to the value ascribed to the Company in the transaction which triggers Executive's rights under this paragraph, as such value may be equitably adjusted by the Board of Directors to take into account amounts paid or payable for non-competition consulting and/or similar agreements entered into in connection with the transaction). The substitute options shall be issued with an aggregate exercise price equal to the aggregate exercise price of the securities subject to the Options and with terms and conditions comparable to the terms and conditions applicable to such Options (other than the terms and conditions imposed by virtue of this Agreement).

     B. Severance. In the event that a Change in Control occurs and Executive's employment is terminated by the Company other than For Cause (other than a termination resulting from a Disability) during the two year period immediately following the date of the Change in Control; or a Change in Control occurs and Executive terminates Executive's employment with the Company For Good Reason during the two year period following the date of the Change in Control, then the Executive shall be entitled to the applicable: (i) Severance Compensation payable in a lump sum cash amount within thirty (30) days of the effective date of termination; and, (ii) health insurance coverage for Executive and his/her dependents for a period of time equal to the Severance Period, to the extent possible, on terms comparable to the terms of such coverage in effect on the date of the Change in Control or the effective date of termination (whichever is more favorable to Executive).

3. PROTECTED INFORMATION. The Executive hereby recognizes and acknowledges that during the course of its employment by the Company, the Company will furnish, disclose or make available to the Executive confidential or proprietary information related to the Company's business, including, without limitation, confidential or proprietary information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, that such confidential or proprietary information has been developed and will be developed through the Company's expenditure of substantial time and money, and that all such confidential information could be used by the Executive and others to compete with the Company. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out its duties with the Company and not to directly or indirectly, disclose, deliver,

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publish or use such information except pursuant to section. No information otherwise in the public domain (other than by an act of Executive in violation hereof) shall be considered confidential. The Executive agrees that all memoranda, notices, files, records, computer programs or similar repository and other documents of or containing any such confidential or proprietary information or trade secrets, made or compiled by the Executive during the period of its employment or made available to him, shall be the Company's property and shall be delivered to the Company upon its request therefor and in any event upon the termination of the Executive's employment with the Company. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). The restrictions in this Section shall survive the termination or expiration of this Agreement and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.

4. PROHIBITED SOLICITATION AND COMPETITION. The Executive hereby agrees, in consideration hereunder and in view of the confidential position to be held by the Executive hereunder, that at any time during Executive's employment with the Company and for a period of time equal to the Severance Period following the Executive's termination of employment, the Executive will not directly or indirectly without the prior written consent of the Company's Board of
Directors: (i) engage in, or have any interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which then competes with any business of the Company or any subsidiary anywhere in the world (each, a "Competitor") (other than beneficial ownership of up to 5% of the outstanding voting stock of a publicly traded company); or (ii) induce any employee of the Company or its subsidiaries to terminate such employment or to become employed by any Competitor. The restrictions in this Section shall survive the termination of this Agreement and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.

     The parties hereby acknowledge that the restrictions in this Section have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions necessary to protect the Company from unfair competition. The parties hereby agree that in the event the agreement in this Section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Each provision, paragraph and subparagraph of this Section is separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

5. INJUNCTIVE RELIEF. The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Sections 3 and 4 of this Agreement may result in significant and continuing and irreparable injury to the Company, the monetary value of which would be difficult or impossible to establish and that the remedies at law for any such breach or threatened breach will be inadequate. Therefore, the Executive agrees that the Company shall be entitled to specific performance and injunctive relief in a court of appropriate jurisdiction in addition to any other remedy that may be available at law or in equity. The provisions of this Section shall survive the Employment Term.

6. TERMINATION. Notwithstanding those Sections herein which specifically survive termination of this Agreement, this Agreement shall terminate in the event that Executive's employment with the Company shall terminate for any reason prior to the date of a Change in Control.

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7. NO EFFECT ON OTHER RIGHTS. Nothing contained in this Agreement shall be construed as limiting or otherwise adversely affecting any of the Executive's rights under any other agreement or plan in effect as of the date hereof.

8. NO EMPLOYMENT AGREEMENT. It is understood and agreed between Executive and Company that this Agreement is intended to provide only for certain rights in the event of a Change in Control. This Agreement shall not be construed as a contract of employment nor shall anything herein be construed as providing employment to Executive for any fixed term. Executive acknowledges that he is an employee at will and that both the Company and the Executive have the absolute right to terminate the Executive's employment at any time.

9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall conflict with or be contrary to any provision in any other agreement between the Executive and Company, the terms and conditions of this Agreement shall control. Any paragraph, sentence, phrase or other provision of this Agreement which is or becomes in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

10. GOVERNING LAW. This Agreement has been negotiated and executed within the State of New Jersey, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New Jersey.

11. NOTICE. Notices authorized or required to be sent pursuant to this Agreement shall be in writing and sent by personal delivery or postage prepaid, by Certified or Registered Mail, return receipt requested, directed to the other party at its address as may be designated by notice from time to time. Notices to CommVault shall be addressed to the attention of the Chief Executive Officer. Notice shall be deemed given on the date the envelope in which such notice is enclosed, as provided above, is deposited for mailing in a mailbox or post office.

12. HEADINGS. The headings of Sections in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

                                        CommVault Systems, Inc.


                                        By:
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                                        Its: CEO

                                        Executive

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